SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 20, 1998

                              ALABAMA POWER COMPANY
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             (Exact name of registrant as specified in its charter)

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          Alabama                    1-3164            63-0004250
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(State or other jurisdiction     (Commission File  (IRS Employer Identification
     of incorporation)             Number)                         No.)


          600 North 18th Street, Birmingham, Alabama                   35291
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           (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code             (205) 257-1000
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                                       N/A
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 (Former name or former address, if changed since last report.)



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Item 5.         Other Events.

                On February 20, 1998, Alabama Power Company (the "Company") entered into an Underwriting Agreement covering the issue and sale by the Company of $200,000,000 aggregate principal amount of its Series B 7% Senior Quarterly Interest Notes due December 31, 2047. Said Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Statement Nos. 333-40629, 333-40629-01, 333-40629-02 and
333-40629-03) of the Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits.

          1 Underwriting Agreement, dated February 20, 1998, among the Company and Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, A.G. Edwards & Sons, Inc., PaineWebber Incorporated, Prudential Securities Incorporated, Smith Barney Inc. and Edward D. Jones & Co., L.P. for themselves and as representatives of the other underwriters named in Schedule I thereto.

          4.2 Second Supplemental Indenture to Senior Note Indenture dated as of February 26, 1998, providing for the issuance of the Company's Series B 7% Senior Quarterly Interest Notes due December 31, 2047.

          4.7  Form of Series B 7% Senior Note (included in Exhibit 4.2 above).

          12.1 Computation of ratio of earnings to fixed charges.

          12.2 Computation of ratio of earnings to fixed charges plus preferred dividend requirements (pre-income tax basis).




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                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     February 25, 1998            ALABAMA POWER COMPANY



                                       By  /s/ Wayne Boston
                                            Wayne Boston
                                             Assistant Secretary